UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2022

FHT Future Technology Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-230956	35-2649453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A1#303, Hang Kong Gudi Plaza, Huli District, Xiamen City, Fujian Province, China	89108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-18350283270

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm and Auditor

On December 2, 2022, FHT Future Technology Ltd., a Nevada corporation (“we” or “us”), dismissed TAAD LLP. (“TAAD”) as the Company’s independent registered public accounting firm and auditor, respectively. TAAD’s dismissal will be effective immediately. The decision to change the independent registered public accounting firm was recommended and approved by the sole director of the Company.

During the period August 24, 2021, the date of our engagement with TAAD LLP, and December 2, 2022, the date of dismissal, there were (i) no disagreements with TAAD in any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of TAAD, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports for such years and interim period, and (ii) no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K. In addition, there were no other disagreements or unresolved matters between the Company and TAAD in respect of the matters described herein that need to be brought to the attention of the Company’s shareholders and creditors, and there are no matters in respect of the dismissal of the Company’s auditor that need to be brought to the attention of the shareholders of the Company.

The Company has provided TAAD with a copy of the disclosures in this Current Report on Form 8-K and requested that TAAD furnish the Company with a letter addressed to the SEC stating whether TAAD agrees with the above statements under the heading “Dismissal of Independent Registered Public Accounting Firm and Auditor” and, if not, stating the respects in which it does not agree. TAAD has provided a letter addressed to the SEC stating that TAAD agrees with the above statements under the heading “Dismissal of Independent Registered Public Accounting Firm and Auditor.” A copy of that letter is being filed as Exhibit 16.1 to this report. TAAD has also confirmed that it will provide a written confirmation that there are no matters in connection with its dismissal that need to be brought to the attention of the shareholders of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2022, Che Kean Tat notified the CEO of FHT Future Technology Ltd. (the “Company”) of his decision to resign, effective immediately, from his position as a independent director. Mr. Che’s resignation does not result from any disagreements with the company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from TAAD LLP, dated December 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FHT FUTURE TECHNOLOGY LTD.

Date: December 2, 2022	By:	/s/ Wenjin Li
Wenjin Li Chief Executive Office/Director

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